UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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MEI Pharma, Inc.

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On September 18, 2023, MEI Pharma, Inc. issued a press release confirming receipt of director nominations from Anson Advisors Inc. and Cable Car Capital LLC. A copy of the press release is set forth below.

MEI Pharma Confirms Receipt of Director Nominations from Anson and Cable Car

No Stockholder Action Required at This Time

SAN DIEGO, September 18 – MEI Pharma, Inc. (Nasdaq: MEIP) (the “Company”) today issued the following statement regarding the nomination of three director candidates by Anson Advisors Inc. and Cable Car Capital LLC to stand for election to the Company’s Board of Directors at MEI’s fiscal year 2024 Annual Meeting of Stockholders.

MEI, a clinical development company dedicated to bringing new treatments to patients with cancer, is nearing a significant moment in the Company’s history. We are making important progress advancing two promising clinical-stage pipeline programs – voruciclib and ME-344 – and we have important inflection points with readouts of clinical data expected during the first half of 2024 from both of our programs. With the progression of our development pipeline, promising early clinical data and capital to support our near-term development plans, MEI is well positioned to create value for stockholders and deliver improved therapeutic options to patients.

MEI’s directors bring the skills, knowledge and expertise necessary to provide strong oversight and guide both the strategic and operational direction of the Company at this critical time. The Company’s directors are industry leaders with strong track records in life sciences, including at public biotechnology and pharmaceutical companies, and have expertise across medical and scientific, marketing, financial, governance, legal and regulatory matters.

Over the last several months, Anson and Cable Car have been running an opportunistic campaign to take control of the Company without paying what the Board believes is an appropriate premium to do so. It is clear from discussions members of our Board and management team have had with Anson and Cable Car during that time, that they have a single-minded agenda to obtain the Company’s cash now without paying a premium, regardless of the opportunity cost to the MEI’s development programs and other stockholders.

The MEI Board will review the Anson and Cable Car nominees in accordance with the Company’s corporate governance guidelines and principles and its fiduciary duties to all stockholders. The MEI Board of Directors and management team will continue to take actions that it believes represent the best interest of ALL MEI stockholders.

The MEI Board will present its recommendation with respect to the election of directors in the Company’s proxy statement, which will be filed with the Securities and Exchange Commission and mailed to all stockholders eligible to vote at the Company’s fiscal year 2024 Annual Meeting of Stockholders.

MEI stockholders do not need to take any action at this time.

About MEI Pharma

MEI Pharma, Inc. (Nasdaq: MEIP) is a pharmaceutical company focused on developing potential new therapies for cancer. MEI Pharma’s portfolio of drug candidates includes clinical stage candidates with differentiated mechanisms of action intended to address unmet medical needs and deliver improved benefit to patients, either as standalone treatments or in combination with other therapeutic options. For more information, please visit www.meipharma.com. Follow us on X (formerly Twitter) @MEI_Pharma and on LinkedIn.

Important Information and Where to Find It:

This press release is neither a solicitation of a proxy or consent nor a substitute for any proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”). Nonetheless, the Company, its directors and/or its director nominees and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the fiscal year 2024 Annual Meeting. The Company plans to file a proxy statement with the SEC in connection with the solicitation of proxies for the fiscal year 2024 Annual Meeting (the “Fiscal 2024 Proxy Statement”).

STOCKHOLDERS ARE URGED TO READ THE FISCAL 2024 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Additional information regarding the identity of these potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Fiscal 2024 Proxy Statement and other materials to be filed with the SEC in connection with the fiscal year 2024 Annual Meeting. Such information can also be found in the Company’s definitive proxy statement for the fiscal year 2023 Annual Meeting of Stockholders, filed with the SEC on October 27, 2022, the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2022, filed with the SEC on September 8, 2022, and in the Company’s Current Reports on Form 8-K filed with the SEC from time to time. To the extent holdings of the Company’s securities have changed since the amounts shown in the definitive proxy statement for the fiscal year 2023 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Updated information regarding the identities of potential participants and their direct or indirect interests, by security holdings or otherwise, in the Company will be set forth in the Fiscal 2024 Proxy Statement and other relevant documents to be filed with the SEC, if and when they become available.

Stockholders will be able to obtain, free of charge, copies of the Fiscal 2024 Proxy Statement (including any amendments or supplements thereto) and any other documents filed by the Company with the SEC in connection with the Fiscal 2024 Annual Meeting at the SEC’s website (www.sec.gov) or the Company’s investor website at https://www.meipharma.com/investors.

Forward-Looking Statements

Certain information contained in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 including, without limitation, statements regarding: the director nominations discussed above, the potential, safety, efficacy, and regulatory and clinical progress of our product candidates, including the anticipated timing for initiation of clinical trials and release of clinical trial data and our expectations surrounding potential regulatory submissions, approvals and timing thereof, our business strategy and plans; the sufficiency of our cash, cash equivalents and short-term investments to fund our operations. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to our failure to successfully commercialize our product candidates; the availability or appropriateness of utilizing the FDA’s accelerated approval pathway for our product candidates; final data from our pre-clinical studies and completed clinical trials may differ materially from reported interim data from ongoing studies and trials; costs and delays in the development and/ or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties or differences in interpretation in clinical trial results; uncertainty regarding the impact of rising inflation and the increase in interest rates as a result; potential economic downturn; activist investors; our inability to maintain or enter into, and the risks resulting from, our dependence upon collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements. Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical studies and approved by the FDA as being safe and effective for the intended use.

Contacts

David A. Walsey

858-369-7104

investor@meipharma.com

Joele Frank, Wilkinson Brimmer Katcher

Dan Katcher / Aaron Palash

212-355-4449

MEIP-jf@joelefrank.com